Exhibit 99.01

Contacts:	Investors	Media
	Anne-Sophie Seigneurbieux	Kali Fry
	Intuit Inc.	Intuit Inc.
	650-944-5655	650-944-3036
	anne-sophie_seigneurbieux@intuit.com	kali_fry@intuit.com

Intuit Reports Strong Third-Quarter Results and Raises Full-Year Revenue Guidance

Global Business Solutions Online Ecosystem Revenue Grew 19 percent; Consumer Revenue Grew 8 percent

MOUNTAIN VIEW, Calif. - May 20, 2026 - Intuit Inc. (Nasdaq: INTU), the global financial technology platform that makes Intuit TurboTax, Credit Karma, QuickBooks, Mailchimp, and Intuit Enterprise Suite, announced financial results for the third quarter of fiscal 2026, which ended April 30.
"We delivered strong third-quarter results, driven by our AI-driven expert platform strategy. We have ignited significant growth engines across the company including disrupting the assisted tax segment, expanding our money portfolio and serving mid-market businesses that are growing north of 30 percent,” said Sasan Goodarzi, chairman and chief executive officer of Intuit. "The powerful combination of Intuit’s proprietary data, domain-specific AI platform capabilities, and AI-powered human expertise is setting the standard for trusted financial intelligence. As we look ahead, we are further scaling our growth engines and architecting an organization that operates with greater velocity to deliver durable long-term growth."
Financial Highlights
For the third quarter, Intuit:
•Grew total revenue to $8.6 billion, up 10 percent.
•Grew Consumer revenue to $5.3 billion, up 8 percent. Increased TurboTax revenue to $4.4 billion, up 7 percent, and Credit Karma revenue to $631 million, up 15 percent. ProTax revenue was $278 million, flat to fiscal 2025.
•Increased Global Business Solutions revenue to $3.3 billion, up 15 percent; grew Online Ecosystem revenue to $2.5 billion, up 19 percent. Excluding Mailchimp, Global Business Solutions revenue grew 17 percent, and Online Ecosystem revenue grew 22 percent.
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•Increased GAAP operating income to $4.0 billion, up 8 percent.
•Grew non-GAAP operating income to $4.7 billion, up 8 percent.
•Increased GAAP diluted earnings per share to $11.09, up 11 percent.
•Grew non-GAAP diluted earnings per share to $12.80, up 10 percent.
Unless otherwise noted, all growth rates refer to the current period versus the comparable prior-year period, and the business metrics and associated growth rates refer to worldwide business metrics.
Snapshot of Third-quarter Results

	GAAP			Non-GAAP
	Q3 FY26	Q3 FY25	Change	Q3 FY26	Q3 FY25	Change
Revenue	$8,558	$7,754	10%	$8,558	$7,754	10%
Operating Income	$4,020	$3,720	8%	$4,680	$4,343	8%
Earnings Per Share	$11.09	$10.02	11%	$12.80	$11.65	10%

Dollars are in millions, except earnings per share. See “About Non-GAAP Financial Measures” below for more information regarding financial measures not prepared in accordance with Generally Accepted Accounting Principles (GAAP).
"We delivered a strong third quarter of fiscal 2026, reflecting our operational focus and scaling of our growth engines across the business. As a result, we are raising our full-year revenue guidance for fiscal 2026," said Sandeep Aujla, Intuit's chief financial officer. "Our disciplined capital allocation framework is designed to compound shareholder value – investing in our Big Bets while consistently returning capital through share repurchases and dividend growth. We are confident in our ability to deliver durable revenue growth, expanded margins, and growing capital returns to shareholders over the long term."
Business Segment Results
Consumer
Consumer revenue of $5.3 billion was up 8 percent in the quarter.
•TurboTax revenue grew 7 percent to $4.4 billion.
•Credit Karma revenue grew 15 percent to $631 million, driven by strength in personal loans, auto insurance, and home loans.
•ProTax revenue was flat year-over-year at $278 million.
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For the full fiscal year, Intuit expects:
•TurboTax Live revenue to grow 36 percent to $2.8 billion, representing approximately 53 percent of total TurboTax revenue, and TurboTax Live customers to grow 38 percent.
•TurboTax Online paying units to grow 2 percent on share gains from higher average revenue per user (ARPU) filers, and ARPU to increase approximately 11 percent, as more customers chose assisted offerings and faster access to refunds.
•TurboTax filers who started their filing experience in Credit Karma to grow 54 percent.
•Total TurboTax Online units to decline approximately 2 percent, and TurboTax share of e-files to decline approximately 1 point. Pay-nothing customers of approximately 7 million, down from 8 million last year.
Intuit plans to provide a TurboTax federal tax unit comparison in its fourth-quarter 2026 earnings release.
Global Business Solutions
Global Business Solutions revenue grew to $3.3 billion, up 15 percent, and Online Ecosystem revenue increased to $2.5 billion, up 19 percent.
•QuickBooks Online Accounting revenue grew 22 percent in the quarter, driven by higher effective prices, customer growth, and mix-shift.
•Online Services revenue grew 15 percent, driven by growth in money and payroll offerings.
•Total international online revenue grew 10 percent on a constant currency basis.
Capital Allocation Summary
In the third quarter, the company:
•Reported a total cash and investments balance of $6.8 billion and debt of $6.2 billion as of April 30, 2026.
•Repurchased $1.6 billion of stock, and received Board approval for a new $8 billion repurchase authorization.
•Received Board approval for a quarterly dividend of $1.20 per share, payable July 17, 2026. This represents a 15 percent increase per share compared to the same period last year.
The company also announced it is reducing its full-time workforce by 17 percent to simplify its organizational structure and become a faster, leaner, more focused company. It estimates that it
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will incur approximately $300 million to $340 million in restructuring charges, largely recognized in its fourth fiscal quarter ending July 31, 2026.
Forward-looking Guidance
Intuit raised total company guidance for revenue and all non-GAAP metrics for the full fiscal year 2026. The company expects:
•Revenue of $21.341 billion to $21.374 billion, growth of approximately 13 to 14 percent.
•GAAP operating income of $5.705 billion to $5.725 billion, growth of approximately 16 percent.
•Non-GAAP operating income of $8.784 billion to $8.804 billion, growth of approximately 16 percent.
•GAAP diluted earnings per share of $15.79 to $15.84, growth of approximately 16 percent.
•Non-GAAP diluted earnings per share of $23.80 to $23.85, growth of approximately 18 percent.
The company also updated full fiscal year 2026 segment revenue guidance:
•Global Business Solutions: raised growth to approximately 16 percent.
•Consumer: raised growth to approximately 10 percent. This includes TurboTax growth of approximately 7 percent, Credit Karma growth of approximately 19 percent, and ProTax growth of approximately 4 percent.
Intuit announced guidance for the fourth quarter of fiscal year 2026, which ends July 31. The company expects:
•Revenue growth of approximately 11 to 12 percent.
•GAAP diluted earnings per share of $0.73 to $0.79.
•Non-GAAP diluted earnings per share of $3.56 to $3.62.
Guidance for GAAP metrics includes $300 million in restructuring charges related to the company’s workforce changes.
Conference Call Details
Intuit executives will discuss the financial results on a conference call at 1:30 p.m. Pacific time on May 20. The conference call can be heard live at https://investors.intuit.com/news-events/ir-calendar. Prepared remarks for the call will be available on Intuit’s website after the call ends.
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Replay Information
A replay of the conference call will be available for one week by calling 800-934-8233, or 402-220-6991 from international locations. There is no passcode required. The audio call will remain available on Intuit’s website for one week after the conference call.
About Intuit
Intuit is the global financial technology platform that powers prosperity for the people and communities we serve. With approximately 100 million customers worldwide using products such as TurboTax, Credit Karma, QuickBooks, Mailchimp, and Intuit Enterprise Suite, we believe that everyone should have the opportunity to prosper. We never stop working to find new, innovative ways to make that possible. Please visit us at Intuit.com and find us on social for the latest information about Intuit and our products and services.
About Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles, please see the section of the accompanying tables titled "About Non-GAAP Financial Measures" as well as the related Table B1, Table B2, and Table E. A copy of the press release issued by Intuit today can be found on the investor relations page of Intuit's website.
Cautions About Forward-looking Statements
This press release contains forward-looking statements, including expectations regarding: the size, components and our share of the tax preparation space; forecasts and timing of growth and future financial results of Intuit and its reporting segments; Intuit’s prospects for the business in fiscal 2026 and beyond; timing and growth of revenue from current or future products and services; demand for our products; customer growth and retention; average revenue per user; changes to our products, including the continuing use of data and incorporation of artificial intelligence, and their impact on our business; Intuit's corporate tax rate; the amount and timing of any future dividends or share repurchases; the impact of the restructuring plan (Plan); and the impact of strategic decisions on our business; as well as all of the statements under the heading “Forward-looking Guidance.”
Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from the expectations expressed in the forward-looking statements. These risks and uncertainties may be amplified by the effects of global developments and conditions or events, including macroeconomic uncertainty and geopolitical conditions, which have
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caused significant global economic instability and uncertainty. Given these risks and uncertainties, persons reading this communication are cautioned not to place any undue reliance on such forward-looking statements. These factors include, without limitation, the following: our ability to realize the anticipated benefits of the Plan; risks related to the preliminary nature of the estimate of the charges to be incurred in connection with the Plan, which is subject to change; risks related to any delays in the timing for implementing the Plan or potential disruptions to our business or operations as we execute on the Plan; our ability to compete successfully; potential governmental encroachment in our tax business; our ability to develop, deploy, and use artificial intelligence in our platform and offerings; our ability to adapt to technological change and to successfully extend our platform; our ability to predict consumer behavior; our ability to anticipate and solve new and existing customer problems; our reliance on intellectual property; our ability to protect our intellectual property rights; any harm to our reputation; risks associated with our environmental, social, and governance efforts; risks associated with acquisition and divestiture activity; the issuance of equity or incurrence of debt to fund acquisitions or for general business purposes; cybersecurity incidents (including those affecting the third parties we rely on); customer or regulator concerns about privacy and cybersecurity incidents; fraudulent activities by third parties, including through the use of AI; our failure to process transactions effectively; interruption or failure of our information technology; our ability to develop and maintain critical third-party business relationships; our ability to attract and retain talent and the success of our hybrid work model; our ability to effectively develop and deploy AI in our offerings; any deficiency in the quality or accuracy of our offerings (including the advice given by experts on our platform); any delays in product launches; difficulties in processing or filing customer tax submissions; risks associated with international operations; risks associated with climate change; changes to, and evolving interpretations of public policy, laws, or regulations affecting our businesses; allegations of legal claims and legal proceedings in which we are involved; fluctuations in the results of our tax business due to seasonality and other factors beyond our control; changes in tax rates and tax reform legislation; global economic conditions (including, without limitation, inflation); exposure to credit, counterparty, and other risks in providing capital to businesses; amortization of acquired intangible assets and impairment charges; our ability to repay or otherwise comply with the terms of our outstanding debt; our ability to repurchase shares or distribute dividends; volatility of our stock price; and our ability to successfully market our offerings.
More details about these and other risks that may impact our business are included in our Form 10-K for fiscal 2025 and in our other SEC filings. You can locate these reports through our website at https://investors.intuit.com. Fourth-quarter and full-year fiscal 2026 guidance speaks only as of the date it was publicly issued by Intuit. Other forward-looking statements represent the judgment of the management of Intuit as of the date of this presentation. Except as required by law, we do not undertake any duty to update any forward-looking statement or other information in this presentation.
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TABLE A
INTUIT INC.
GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	April 30, 2026	April 30, 2025	April 30, 2026	April 30, 2025
Net revenue:
Service	$7,759	$6,971	$15,128	$13,109
Product and other	799	783	1,966	1,891
Total net revenue	8,558	7,754	17,094	15,000
Costs and expenses:
Cost of revenue:
Cost of service revenue	1,317	1,138	3,122	2,790
Cost of product and other revenue	14	18	47	52
Amortization of acquired technology	43	38	131	112
Selling and marketing	1,793	1,618	4,270	3,784
Research and development	840	707	2,519	2,127
General and administrative	409	394	1,232	1,177
Amortization of other acquired intangible assets	122	120	364	360
Restructuring	—	1	—	14
Total costs and expenses [A]	4,538	4,034	11,685	10,416
Operating income	4,020	3,720	5,409	4,584
Interest expense	(70)	(68)	(186)	(188)
Interest and other income, net	97	32	254	72
Income before income taxes	4,047	3,684	5,477	4,468
Income tax provision [B]	983	864	1,274	980
Net income	$3,064	$2,820	$4,203	$3,488

Basic net income per share	$11.10	$10.09	$15.13	$12.45
Shares used in basic per share calculations	276	280	278	280

Diluted net income per share	$11.09	$10.02	$15.05	$12.33
Shares used in diluted per share calculations	276	282	279	283

See accompanying Notes.

INTUIT INC.
NOTES TO TABLE A

[A]The following table summarizes the total share-based compensation expense that we recorded in operating income for the periods shown.

	Three Months Ended		Nine Months Ended
(In millions)	April 30, 2026	April 30, 2025	April 30, 2026	April 30, 2025
Cost of revenue	$87	$101	$278	$322
Selling and marketing	137	131	443	404
Research and development	169	148	532	470
General and administrative	92	89	296	282
Total share-based compensation expense	$485	$469	$1,549	$1,478

[B]We compute our provision for or benefit from income taxes by applying the estimated annual effective tax rate to income or loss from recurring operations and adding the effects of any discrete income tax items specific to the period.
For the three months ended April 30, 2026, we recognized tax shortfalls on share-based compensation of $11 million in our provision for income taxes. For the nine months ended April 30, 2026, we recognized excess tax benefits on share-based compensation of $40 million in our provision for income taxes. For the three and nine months ended April 30, 2025, we recognized excess tax benefits on share-based compensation of $18 million and $75 million, respectively, in our provision for income taxes.
Our effective tax rates for the three and nine months ended April 30, 2026 were approximately 24% and 23%, respectively. Excluding discrete tax items primarily related to share-based compensation, our effective tax rate for both periods was approximately 24%. The difference from the federal statutory rate of 21% was primarily due to state income taxes and non-deductible share-based compensation, which were partially offset by the tax benefit we received from the federal research and experimentation credit.
Our effective tax rates for the three and nine months ended April 30, 2025 were approximately 23% and 22%, respectively. Excluding discrete tax items primarily related to share-based compensation, our effective tax rate for both periods was approximately 24%. The difference from the federal statutory rate of 21% was primarily due to state income taxes and non-deductible share-based compensation, which were partially offset by the tax benefit we received from the federal research and experimentation credit.
In the current global tax policy environment, the U.S. and other domestic and foreign governments continue to consider, and in some cases enact, changes in corporate tax laws. As changes occur, we account for finalized legislation in the period of enactment.

TABLE B1
INTUIT INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES
(In millions, except per share amounts)
(Unaudited)

	Fiscal 2026
	Q1	Q2	Q3	Q4	Year to Date
GAAP operating income (loss)	$534	$855	$4,020	$—	$5,409
Amortization of acquired technology	44	44	43	—	131
Amortization of other acquired intangible assets	121	121	122	—	364
Net (gain) loss on executive deferred compensation plan liabilities	16	8	10	—	34
Share-based compensation expense	543	521	485	—	1,549
Non-GAAP operating income (loss)	$1,258	$1,549	$4,680	$—	$7,487

GAAP net income (loss)	$446	$693	$3,064	$—	$4,203
Amortization of acquired technology	44	44	43	—	131
Amortization of other acquired intangible assets	121	121	122	—	364
Net (gain) loss on executive deferred compensation plan liabilities	16	8	10	—	34
Share-based compensation expense	543	521	485	—	1,549
Net (gain) loss on debt securities and other investments [A]	(34)	(29)	(44)	—	(107)
Net (gain) loss on executive deferred compensation plan assets	(15)	(8)	(9)	—	(32)
Net (gain) loss on disposal of a business	—	—	(1)	—	(1)
Income tax effects and adjustments [B]	(182)	(190)	(134)	—	(506)
Non-GAAP net income (loss)	$939	$1,160	$3,536	$—	$5,635

GAAP diluted net income (loss) per share	$1.59	$2.48	$11.09	$—	$15.05
Amortization of acquired technology	0.16	0.16	0.16	—	0.47
Amortization of other acquired intangible assets	0.43	0.43	0.44	—	1.30
Net (gain) loss on executive deferred compensation plan liabilities	0.05	0.03	0.04	—	0.12
Share-based compensation expense	1.93	1.86	1.76	—	5.55
Net (gain) loss on debt securities and other investments [A]	(0.12)	(0.10)	(0.16)	—	(0.38)
Net (gain) loss on executive deferred compensation plan assets	(0.05)	(0.03)	(0.03)	—	(0.11)
Net (gain) loss on disposal of a business	—	—	(0.01)	—	(0.01)
Income tax effects and adjustments [B]	(0.65)	(0.68)	(0.49)	—	(1.81)
Non-GAAP diluted net income (loss) per share	$3.34	$4.15	$12.80	$—	$20.18

Shares used in GAAP diluted per share calculations	281	280	276	—	279

Shares used in non-GAAP diluted per share calculations	281	280	276	—	279

[A]    During the three months ended October 31, 2025, January 31, 2026, and April 30, 2026, we recognized $34 million, $31 million, and $46 million, respectively, in net gains on other long-term investments.
[B]    As discussed in “About Non-GAAP Financial Measures - Income Tax Effects and Adjustments” following Table E, our long-term non-GAAP tax rate eliminates the effects of non-recurring and period-specific items. Income tax adjustments consist primarily of the tax impact of the non-GAAP pre-tax adjustments and tax effects related to share-based compensation.
See “About Non-GAAP Financial Measures” immediately following Table E for information on these measures, the items excluded from the most directly comparable GAAP measures in arriving at non-GAAP financial measures, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure.

TABLE B2
INTUIT INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES
(In millions, except per share amounts)
(Unaudited)

	Fiscal 2025
	Q1	Q2	Q3	Q4	Full Year
GAAP operating income (loss)	$271	$593	$3,720	$339	$4,923
Amortization of acquired technology	37	37	38	44	156
Amortization of other acquired intangible assets	120	120	120	121	481
Restructuring	9	4	1	1	15
Professional fees for business combinations	—	—	2	—	2
Net (gain) loss on executive deferred compensation plan liabilities	5	8	(7)	21	27
Share-based compensation expense	511	498	469	490	1,968
Non-GAAP operating income (loss)	$953	$1,260	$4,343	$1,016	$7,572

GAAP net income (loss)	$197	$471	$2,820	$381	$3,869
Amortization of acquired technology	37	37	38	44	156
Amortization of other acquired intangible assets	120	120	120	121	481
Restructuring	9	4	1	1	15
Professional fees for business combinations	—	—	2	—	2
Net (gain) loss on executive deferred compensation plan liabilities	5	8	(7)	21	27
Share-based compensation expense	511	498	469	490	1,968
Net (gain) loss on debt securities and other investments [A]	42	3	2	(2)	45
Net (gain) loss on executive deferred compensation plan assets	(4)	(7)	7	(20)	(24)
Income tax effects and adjustments [B]	(208)	(196)	(172)	(260)	(836)
Non-GAAP net income (loss)	$709	$938	$3,280	$776	$5,703

GAAP diluted net income (loss) per share	$0.70	$1.67	$10.02	$1.35	$13.67
Amortization of acquired technology	0.13	0.13	0.13	0.16	0.55
Amortization of other acquired intangible assets	0.42	0.42	0.43	0.43	1.70
Restructuring	0.03	0.01	—	—	0.05
Professional fees for business combinations	—	—	0.01	—	0.01
Net (gain) loss on executive deferred compensation plan liabilities	0.02	0.03	(0.02)	0.07	0.10
Share-based compensation expense	1.80	1.76	1.66	1.74	6.95
Net (gain) loss on debt securities and other investments [A]	0.15	0.01	0.01	(0.01)	0.16
Net (gain) loss on executive deferred compensation plan assets	(0.02)	(0.02)	0.02	(0.07)	(0.09)
Income tax effects and adjustments [B]	(0.73)	(0.69)	(0.61)	(0.92)	(2.95)
Non-GAAP diluted net income (loss) per share	$2.50	$3.32	$11.65	$2.75	$20.15

Shares used in GAAP diluted per share calculations	283	283	282	282	283

Shares used in non-GAAP diluted per share calculations	283	283	282	282	283
[A]    During the three months ended October 31, 2024, we recognized a $42 million net loss on other long-term investments.
[B]    As discussed in “About Non-GAAP Financial Measures - Income Tax Effects and Adjustments” following Table E, our long-term non-GAAP tax rate eliminates the effects of non-recurring and period-specific items. Income tax adjustments consist primarily of the tax impact of the non-GAAP pre-tax adjustments and tax benefits related to share-based compensation.
See “About Non-GAAP Financial Measures” immediately following Table E for information on these measures, the items excluded from the most directly comparable GAAP measures in arriving at non-GAAP financial measures, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure.

TABLE C
INTUIT INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	April 30, 2026	July 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$4,681	$2,884
Investments	2,099	1,668
Accounts receivable, net	834	530
Notes receivable held for investment	1,662	1,403
Notes receivable held for sale	69	—
Income taxes receivable	52	50
Prepaid expenses and other current assets	680	496
Current assets before funds receivable and amounts held for customers	10,077	7,031
Funds receivable and amounts held for customers	7,760	7,076
Total current assets	17,837	14,107

Long-term investments	176	94
Property and equipment, net	996	961
Operating lease right-of-use assets	601	541
Goodwill	13,982	13,980
Acquired intangible assets, net	4,807	5,302
Long-term deferred income tax assets	113	1,222
Other assets	818	751
Total assets	$39,330	$36,958

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$750	$—
Accounts payable	1,096	792
Accrued compensation and related liabilities	766	858
Deferred revenue	1,055	1,019
Other current liabilities	849	625
Current liabilities before funds payable and amounts due to customers	4,516	3,294
Funds payable and amounts due to customers	7,760	7,076
Total current liabilities	12,276	10,370

Long-term debt	5,412	5,973
Operating lease liabilities	655	597
Other long-term obligations	358	308
Total liabilities	18,701	17,248

Stockholders’ equity	20,629	19,710
Total liabilities and stockholders’ equity	$39,330	$36,958

TABLE D
INTUIT INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Nine Months Ended
	April 30, 2026	April 30, 2025
Cash flows from operating activities:
Net income	$4,203	$3,488
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	133	129
Amortization of acquired intangible assets	495	472
Non-cash operating lease cost	77	56
Share-based compensation expense	1,549	1,478
Deferred income taxes	1,150	(278)
Provision for credit losses	189	101
Other	(150)	13
Total adjustments	3,443	1,971
Changes in operating assets and liabilities:
Accounts receivable	(303)	(267)
Income taxes receivable	(2)	69
Prepaid expenses and other assets	(148)	(227)
Accounts payable	281	285
Accrued compensation and related liabilities	(102)	(173)
Deferred revenue	33	84
Operating lease liabilities	(65)	(59)
Other liabilities	167	655
Total changes in operating assets and liabilities	(139)	367
Net cash provided by operating activities	7,507	5,826
Cash flows from investing activities:
Purchases of corporate and customer fund investments	(2,204)	(1,080)
Sales of corporate and customer fund investments	133	168
Maturities of corporate and customer fund investments	1,655	656
Purchases of property and equipment	(148)	(99)
Originations and purchases of notes receivable held for investment	(4,930)	(2,873)
Sales of notes receivable originally classified as held for investment	1,389	300
Principal repayments of notes receivable held for investment	3,125	1,952
Other	(120)	(117)
Net cash used in investing activities	(1,100)	(1,093)
Cash flows from financing activities:
Proceeds from borrowings under secured revolving credit facilities	186	364
Proceeds from issuance of stock under employee stock plans	136	263
Payments for employee taxes withheld upon vesting of restricted stock units	(575)	(612)
Cash paid for purchases of treasury stock	(3,341)	(2,026)
Dividends and dividend rights paid	(1,015)	(888)
Net change in funds receivable and funds payable and amounts due to customers	633	1,251
Other	(7)	(4)
Net cash used in financing activities	(3,983)	(1,652)
Effect of exchange rates on cash, cash equivalents, restricted cash, and restricted cash equivalents	9	4

Net increase in cash, cash equivalents, restricted cash, and restricted cash equivalents	2,433	3,085
Cash, cash equivalents, restricted cash, and restricted cash equivalents at beginning of period	9,481	7,099
Cash, cash equivalents, restricted cash, and restricted cash equivalents at end of period	$11,914	$10,184
Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents reported within the condensed consolidated balance sheets to the total amounts reported on the condensed consolidated statements of cash flows
Cash and cash equivalents	$4,681	$5,443
Restricted cash and restricted cash equivalents included in funds receivable and amounts held for customers	7,233	4,741
Total cash, cash equivalents, restricted cash, and restricted cash equivalents at end of period	$11,914	$10,184

Supplemental schedule of non-cash investing activities:
Transfers of notes receivable originated or purchased as held for investment to held for sale	$1,427	$333

TABLE E
INTUIT INC.
RECONCILIATION OF FORWARD-LOOKING GUIDANCE FOR NON-GAAP FINANCIAL MEASURES TO PROJECTED GAAP REVENUE, OPERATING INCOME, AND EPS
(In millions, except per share amounts)
(Unaudited)

	Forward-Looking Guidance
	GAAP Range of Estimate				Non-GAAP Range of Estimate
	From	To	Adjmts		From	To
Three Months Ending July 31, 2026
Revenue	$4,247	$4,280	$—		$4,247	$4,280
Operating income	$296	$316	$1,001	[a]	$1,297	$1,317
Diluted net income per share	$0.73	$0.79	$2.83	[b]	$3.56	$3.62

Twelve Months Ending July 31, 2026
Revenue	$21,341	$21,374	$—		$21,341	$21,374
Operating income	$5,705	$5,725	$3,079	[c]	$8,784	$8,804
Diluted net income per share	$15.79	$15.84	$8.01	[d]	$23.80	$23.85
See “About Non-GAAP Financial Measures” immediately following Table E for information on these measures, the items excluded from the most directly comparable GAAP measures in arriving at non-GAAP financial measures, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure.
[a]     Reflects estimated adjustments for share-based compensation expense of $536 million; restructuring charges of $300 million; amortization of other acquired intangible assets of $121 million; and amortization of acquired technology of $44 million.
[b]     Reflects estimated adjustments in item [a], income taxes related to these adjustments, and other income tax effects related to the use of the non-GAAP tax rate.
[c]     Reflects estimated adjustments for share-based compensation expense of $2.1 billion; amortization of other acquired intangible assets of $485 million; restructuring charges of $300 million; amortization of acquired technology of $175 million; and net losses on executive deferred compensation plan liabilities of $34 million.
[d]    Reflects estimated adjustments in item [c], income taxes related to these adjustments, other income tax effects related to the use of the non-GAAP tax rate, and adjustments for a net loss on other long-term investments.

INTUIT INC.
ABOUT NON-GAAP FINANCIAL MEASURES

The accompanying press release dated May 20, 2026 contains non-GAAP financial measures. Table B1, Table B2, and Table E reconcile the non-GAAP financial measures in that press release to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include non-GAAP operating income (loss), non-GAAP net income (loss), and non-GAAP diluted net income (loss) per share.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same names, and may differ from non-GAAP financial measures with the same or similar names that are used by other companies.

We compute non-GAAP financial measures using the same consistent method from quarter to quarter and year to year. We may consider whether other significant items that arise in the future should be excluded from our non-GAAP financial measures.

We exclude the following items from all of our non-GAAP financial measures:

•Amortization of acquired technology
•Amortization of other acquired intangible assets
•Restructuring charges
•Share-based compensation expense
•Gains and losses on executive deferred compensation plan liabilities
•Goodwill and intangible asset impairment charges
•Gains and losses on disposals of businesses and long-lived assets
•Professional fees and transaction costs for business combinations

We also exclude the following items from non-GAAP net income (loss) and diluted net income (loss) per share:

•Gains and losses on debt securities and other investments
•Gains and losses on executive deferred compensation plan assets
•Income tax effects and adjustments
•Discontinued operations

We believe these non-GAAP financial measures provide meaningful supplemental information regarding Intuit’s operating results primarily because they exclude amounts that we do not consider part of ongoing operating results when planning and forecasting and when assessing the performance of the organization, our individual operating segments, or our senior management. Segment managers are not held accountable for share-based compensation expense, amortization, restructuring, or the other excluded items and, accordingly, we exclude these amounts from our measures of segment performance. We believe our non-GAAP financial measures also facilitate the comparison by management and investors of results for current periods and guidance for future periods with results for past periods.

The following are descriptions of the items we exclude from our non-GAAP financial measures.

Amortization of acquired technology and amortization of other acquired intangible assets. When we acquire a business in a business combination, we are required by GAAP to record the fair values of the intangible assets of the business and amortize them over their useful lives. Amortization of acquired technology in cost of revenue includes amortization of software and other technology assets of acquired businesses. Amortization of other acquired intangible assets in operating expenses includes amortization of assets such as customer and user relationships and trade names and logos.

Restructuring charges. This consists of costs incurred as a direct result of discrete strategic restructuring actions, including, but not limited to severance and other one-time termination benefits, and other costs, which are different in terms of size, strategic nature, and frequency than ongoing productivity and business improvements.

Share-based compensation expense. This consists of non-cash expenses for stock options, restricted stock units, and our Employee Stock Purchase Plan. When considering the impact of equity awards, we place greater emphasis on overall shareholder dilution rather than the accounting charges associated with those awards.

Gains and losses on executive deferred compensation plan liabilities. We exclude from our non-GAAP financial measures gains and losses on the revaluation of our executive deferred compensation plan liabilities.

Goodwill and intangible asset impairment charges. We exclude from our non-GAAP financial measures non-cash charges to adjust the carrying values of goodwill and other acquired intangible assets to their estimated fair values.

Gains and losses on disposals of businesses and long-lived assets. We exclude from our non-GAAP financial measures gains and losses on disposals of businesses and long-lived assets because they are unrelated to our ongoing business operating results.

Professional fees and transaction costs for business combinations. We exclude from our non-GAAP financial measures the professional fees we incur to complete business combinations. These include investment banking, legal, and accounting fees.

Gains and losses on debt securities and other investments. We exclude from our non-GAAP financial measures credit losses on available-for-sale debt securities and gains and losses on other investments.

Gains and losses on executive deferred compensation plan assets. We exclude from our non-GAAP financial measures gains and losses on the revaluation of our executive deferred compensation plan assets.

Income tax effects and adjustments. We use a long-term non-GAAP tax rate for evaluating operating results and for planning, forecasting, and analyzing future periods. This long-term non-GAAP tax rate excludes the income tax effects of the non-GAAP pre-tax adjustments described above, and eliminates the effects of non-recurring and period specific items which can vary in size and frequency. Based on our long-term projections, we are using a long-term non-GAAP tax rate of 24% for fiscal 2025 and fiscal 2026. This long-term non-GAAP tax rate could be subject to change for various reasons including significant acquisitions, changes in our geographic earnings mix, or fundamental tax law changes in major jurisdictions in which we operate. We will evaluate this long-term non-GAAP tax rate on an annual basis and whenever any significant events occur which may materially affect this rate.

Operating results and gains and losses on the sale of discontinued operations. From time to time, we sell or otherwise dispose of selected operations as we adjust our portfolio of businesses to meet our strategic goals. In accordance with GAAP, we segregate the operating results of discontinued operations as well as gains and losses on the sale of these discontinued operations from continuing operations on our GAAP statements of operations but continue to include them in GAAP net income or loss and net income or loss per share. We exclude these amounts from our non-GAAP financial measures.

The reconciliations of the forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures in Table E include all information reasonably available to Intuit at the date of this press release. These tables include adjustments that we can reasonably predict. Events that could cause the reconciliation to change include acquisitions and divestitures of businesses, goodwill and other asset impairments, sales of available-for-sale debt securities and other investments, and disposals of businesses and long-lived assets.